UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
219 Terry Ave. N., Suite 300
Seattle, WA		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 29, 2024, Kineta, Inc. (the “Company”) announced its intention to explore strategic alternatives, as described further under Item 7.01 of this Current Report on Form 8-K (this “Current Report”). In connection therewith, the Company made a decision to implement a workforce reduction of the Company’s workforce by seven full-time employees, or approximately 64% of the Company’s then-current employee base. In connection with this workforce reduction, the affected employees will be provided severance benefits, including cash severance payments. Each affected employee’s eligibility for these severance benefits is contingent upon such employee’s entering into an effective separation agreement, which includes a general release of claims against the Company. The reduction of workforce is expected to result in approximately $241,000 in severance costs. The incremental costs are expected to be incurred in the first quarter of 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreements

Shawn Iadonato, Ph.D.

As part of the reduction in workforce plan described above in Item 2.05, the Company terminated the employment of Shawn Iadonato, Ph.D. as Chief Executive Officer of the Company, effective as of March 1, 2024 (the “Iadonato Separation Date”), without cause. Dr. Iadonato will continue to serve as a member of the Company’s Board of Directors.

In connection with Dr. Iadonato’s departure, the Company entered into a separation and release agreement with Dr. Iadonato (the “Iadonato Separation Agreement”). Pursuant to the Iadonato Separation Agreement, Dr. Iadonato will receive payment equal to 80 hours of accrued but unused paid time off and two weeks worth of wages, which, in aggregate, is equal to $38,461.54. In exchange for the payments and other consideration under the Iadonato Separation Agreement, Dr. Iadonato provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

In connection with Dr. Iadonato’s departure, the Company also entered into a consulting agreement with Dr. Iadonato, effective as of March 1, 2024 (the “Iadonato Consulting Agreement”). Pursuant to the Iadonato Consulting Agreement, Dr. Iadonato will provide advisory services to the Company until December 31, 2024 (such period, the “Iadonato Consulting Period”). As the only consideration for Dr. Iadonato’s services under the Iadonato Consulting Agreement, Dr. Iadonato’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Iadonato Consulting Period and Dr. Iadonato shall be paid the amount due pursuant to his Employment Agreement for Termination Without Cause.

The foregoing description of the Iadonato Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Iadonato Separation Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Pauline Kenny

As part of the reduction in workforce plan described above in Item 2.05, the Company terminated the employment of Pauline Kenny as General Counsel and Secretary of the Company, effective as of March 1, 2024 (the “Kenny Separation Date”), without cause.

In connection with Ms. Kenny’s departure, the Company entered into a separation and release agreement with Ms. Kenny (the “Kenny Separation Agreement”). Pursuant to the Kenny Separation Agreement, Ms. Kenny will receive payment equal to 80 hours of accrued but unused paid time off and two weeks worth of wages, which, in aggregate, is equal to $25,000.00. In exchange for the payments and other consideration under the Kenny Separation Agreement, Ms. Kenny provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

In connection with Ms. Kenny’s departure, the Company also entered into a consulting agreement with Ms. Kenny, effective as of March 1, 2024 (the “Kenny Consulting Agreement”). Pursuant to the Kenny Consulting Agreement, Ms. Kenny will provide legal advisory services to the Company until December 31, 2024 (such period, the “Kenny Consulting Period”). As the only consideration for Ms. Kenny’s services under the Kenny Consulting Agreement, Ms. Kenny’s outstanding unvested equity awards shall continue to vest in accordance with the applicable purchase, award or grant agreement during the Kenny Consulting Period and Ms. Kenny shall be paid the amount due pursuant to her Employment Agreement for Termination Without Cause.

The foregoing description of the Kenny Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Kenny Separation Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 7.01 Regulation FD.

On February 29, 2024, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 29, 2024, the Company announced that it is conducting a process to explore strategic alternatives to maximize shareholder value. Certain investors in the second tranche of the Company’s previously disclosed contemplated private placement, which is scheduled to occur on April 15, 2024, have notified the Company that they will not fulfill their funding obligations under the securities purchase agreement dated June 15, 2022, as amended. As a result, the Company has determined that it will have insufficient cash to continue to finance its operations.

As part of the strategic process, the Company plans to consider a wide range of options with a focus on maximizing shareholder value, including potential sale of assets of the Company, a sale of the Company, a merger, liquidation or other strategic action.

To support the strategic process, the Company will terminate enrollment of new patients in its ongoing VISTA-101 Phase 1/2 clinical trial evaluating KVA12123 in patients with advanced solid tumors and plans to substantially curtail operations prior to the end of the first quarter of 2024. In addition, the Company implemented a workforce reduction as further described above in Item 2.05.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to exploring strategic alternatives that may include sale of assets of the Company, a sale of the Company, a merger or other strategic action. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: risks relating to volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether the company will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital requirements; and those risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2023, and Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 11, 2023 and November 3, 2023, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between Kineta, Inc. and Shawn Iadonato, Ph.D., dated March 1, 2024.

10.2	Separation Agreement by and between Kineta, Inc. and Pauline Kenny, dated March 1, 2024.

99.1	Press Release, dated February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024

Kineta, Inc.

By:	/s/ Craig Philips
Name:	Craig Philips
Title:	President